Prospect Capital Schedules Fiscal Year Earnings Release and Conference Call

NEW YORK, NY -- 09/25/2007 -- Prospect Capital Corporation (NASDAQ: PSEC) (the "Company") announced today that it expects to file its 10-K report with its fiscal year results for the period ended June 30, 2007, by Friday, September 28, 2007, and issue its earnings press release before the opening of the financial markets on Monday, October 1, 2007.

The Company will host a conference call on Monday, October 1, 2007, at 11:00 am Eastern Time. The conference call dial-in number will be 877-407-0782. A recording of the conference call will be available for approximately 30 days. To hear a replay, call 877-660-6853 and use Account number 286 and Conference ID number 256553.

About Prospect Capital Corporation

Prospect Capital Corporation (www.prospectstreet.com) is a closed-end investment company that lends to and invests in private and microcap public businesses. Prospect Capital's investment objective is to generate both current income and capital appreciation through debt and equity investments.

Prospect Capital has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state laws and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect Capital could have a material adverse effect on Prospect Capital and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contact:

Please send investment proposals to:

Prospect Capital Corporation
Grier Eliasek
grier@prospectstreet.com
(212) 448-0702